Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 and related Proxy Statement/Prospectus of our report dated April 6, 2022 with respect to the audited financial statements of LMF Acquisition Opportunities, Inc. (the “Company”) for the year ended December 31, 2021 and the period from October 28, 2020 (inception) to December 31, 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
May 16, 2022